EXHIBIT 10.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”), dated as of the 23rd day of April, 2007, by and between Interactive Games, Inc., a Nevada corporation (“IGAM”), and Nuvo Solar Energy, Inc., a Colorado corporation (“NUVO”), and the shareholders of NUVO (“Shareholders”).

A. IGAM is a Nevada corporation organized on March 13, 1996. IGAM has authorized capital stock of 100,000,000 shares of common stock, $.001 par value (“IGAM Common Stock”), of which 62,022,482 shares are issued and outstanding as of the date of this Agreement, on a fully diluted basis, and 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding as of the date of this Agreement.

B. NUVO is a privately held corporation organized under the laws of the State of Colorado on May 11, 2004. NUVO has authorized capital stock of 11,000,000 shares, $.001 par value per share, 10,000,000 shares of which are authorized for the issuance of common stock (“NUVO Common Stock”) and 1,000,000 of which are authorized for the issuance of preferred stock. Of such shares, there shall be up to 5,500,000 shares of NUVO Common Stock and no shares of preferred stock issued and outstanding as of the date of Closing (as defined in Article 2 hereof).

C. The respective Boards of Directors of IGAM and NUVO have deemed it advisable and in the best interests of IGAM and NUVO and their respective shareholders that NUVO be acquired by IGAM, pursuant to the terms and conditions set forth in this Agreement.

D. IGAM and NUVO propose to enter into this Agreement which provides among other things, that all of the outstanding shares of NUVO Common Stock be acquired by IGAM in exchange for an aggregate of 1,000,000 shares of IGAM Series A Convertible Preferred Stock (the “IGAM Preferred Stock”), the aggregate of which shall be convertible into a number of shares of IGAM Common Stock constituting approximately 66 2/3 % of the issued and outstanding number of shares of IGAM Common Stock immediately following the Effective Time (as defined in Section 2.01), on a fully diluted basis.

E. The parties desire the transaction to qualify as a tax-free reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
THE ACQUISITION

1.01 At the Effective Time (as defined in Article 2), subject to the terms and conditions herein, each share of NUVO Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 1.04) shall be acquired by IGAM in exchange for a fraction of a fully paid and nonassessable share of IGAM Preferred Stock equal to (i) 1,000,000, divided by (ii) the number of issued and outstanding shares of NUVO Common Stock, on a fully diluted basis, immediately prior to the Effective Time (other than Dissenting Shares) (the “Exchange Ratio”). Collectively, the shares of IGAM Preferred Stock issued to the Shareholders shall be referred to herein as the “IGAM Shares”, and the exchange of all shares of NUVO Common Stock for IGAM Shares shall constitute the “Exchange”. IGAM Shares shall be issued as set forth in Exhibit A to this Agreement.

1.02 Each share of IGAM Preferred Stock shall, upon receipt of Shareholder Approval (as defined in Section 9.01), automatically convert into the number of shares of IGAM Common Stock equal to a fraction, (i) the numerator of which is equal to the product of (A) the aggregate number of shares of IGAM Common Stock issued and outstanding immediately prior to the Effective Time, on a fully diluted basis, multiplied by (B) two (2), and (ii) the denominator of which shall be 1,000,000 (the “Conversion Ratio”), rounded to the nearest whole share;  provided that, for purposes of determining the number of fully diluted shares of IGAM Common Stock issued and outstanding immediately prior to the Effective Time, the parties agree that the number of shares of IGAM Common Stock shall include the number of shares IGAM Common Stock into which the Convertible Debt of IGAM (as defined in Section 8.01(i)) is convertible, as determined assuming a conversion price equal to 75% of the lowest closing price of the IGAM Common Stock (as reported by Bloomberg, LP) over the 20 trading days immediately prior to the Effective Date (as defined in Article 2). The number of shares of IGAM Common Stock issuable upon conversion of the IGAM Shares shall be identified on Exhibit A to this Agreement.

1.03 As of the Effective Time, each outstanding stock certificate that immediately prior to the Effective Time represented shares of NUVO Common Stock shall be deemed for all purposes to evidence ownership and to represent the number of shares of IGAM Preferred Stock for which such shares of NUVO Common Stock have been exchanged pursuant to Section 1.01. The record holder of each outstanding certificate representing shares of NUVO Common Stock shall, after the Effective Time, be entitled to vote the shares of IGAM Preferred Stock (on an as-converted basis assuming the conversion of all shares of IGAM Preferred Stock into shares of IGAM Common Stock) for which such shares of NUVO Common Stock have been exchanged on any matters on which the holders of IGAM Common Stock are entitled to vote. After the Effective Time, the holders of certificates evidencing outstanding shares of NUVO Common Stock immediately prior to the Effective Time shall deliver such certificates of NUVO Common Stock, duly endorsed so as to make IGAM the sole holder thereof, free and clear of all claims, and encumbrances and upon receipt of such certificates, IGAM shall deliver a transmittal letter directed to the transfer agent of IGAM directing the issuance of the IGAM Shares to the Shareholders as set forth on Exhibit A of this Agreement. Any shares of IGAM Preferred Stock (and IGAM Common Stock issued upon conversion thereof) issued pursuant to this Agreement will not be transferable except (a) pursuant to an effective registration statement under the Securities Act or (b) upon receipt by IGAM of a written opinion of counsel for the holder reasonably satisfactory to IGAM to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and relevant state securities laws. Restrictive legends shall be placed on all certificates representing IGAM Common stock issued pursuant to this Agreement as set forth in Section 12.02.

In the event any certificate for NUVO Common Stock has been lost, stolen or destroyed, IGAM shall issue and pay in exchange for such lost, stolen or destroyed certificate, promptly following its receipt of an affidavit of that fact by the holder thereof, such shares of IGAM Common Stock as may be required pursuant to this Agreement; provided that, such holder shall be required to provide to IGAM an executed indemnification agreement, in a form reasonably acceptable to IGAM, whereby such holder indemnifies IGAM against any loss or liability relating to IGAM’s issuance of certificates pursuant to this paragraph.

1.04 Shares of NUVO common stock held by the stockholders of NUVO who have properly exercised and preserved appraisal rights with respect to those shares in accordance with Title 7, Article 113 of the Colorado Statutes (the “Dissenting Shares”) shall not be exchanged for or represent a right to receive shares of IGAM Preferred Stock pursuant to Section 1.01 above, but the holders thereof shall be entitled only to such rights as are granted by Title 7, Article 113 of the Colorado Statutes. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Title 7, Article 113 shall receive payment therefor from NUVO in accordance with such laws; provided that, if any such holder of Dissenting Shares shall have effectively withdrawn or lost such holder’s demand for appraisal and payment for such shares, such holder shall forfeit the right of appraisal of such share and such Dissenting Shares shall be exchanged for shares of IGAM Preferred Stock in accordance with the terms of Section 1.01.

1.05 Following the Effective Time, NUVO will be a wholly owned subsidiary of IGAM.

ARTICLE 2
THE CLOSING

Subject to the terms and conditions herein, including the satisfaction of the conditions to closing set forth in Articles 5 and 8 of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Maslon Edelman Borman & Brand, LLP on or before July 31, 2007 (the “Closing Date”) or at such other place or date and time as may be agreed to in writing by the parties hereto at the earliest practicable time after satisfaction or waiver of the conditions hereof, but in no event later than fifteen (15) days after such conditions have been satisfied or waived. On the Closing Date, or as soon thereafter as practicable, to effect the Exchange, the parties hereto will cause the Articles of Exchange to be filed with the Nevada Secretary of State and a Statement of Share Exchange with the Colorado Secretary of State in accordance with the laws of each such State. The Exchange shall be effective at such time that the Articles of Exchange and Statement of Share Exchange are filed with the Nevada Secretary of State and Colorado Secretary of State, as applicable, or such later time that the parties specify in such documents on file with each such State (the “Effective Time” or “Effective Date”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF IGAM

IGAM hereby represents and warrants to NUVO as follows, as of the date of this Agreement and as of Closing (except as expressly limited):

3.01 Organization, Standing and Power. IGAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power to own or lease its properties and carry on its businesses as are now being conducted.

3.02 Qualification. IGAM is duly qualified and is licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which IGAM is duly qualified and licensed as a foreign corporation, are shown in Schedule 3.02.

3.03 Capitalization of IGAM. The authorized capital stock of IGAM consists of 100,000,000 shares of common stock, of which 52,782,100 shares are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding immediately prior to the Effective Time. All shares of common stock that are issued as of such time are duly authorized, validly issued and fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws or pursuant to valid exemptions therefrom. There are no preemptive rights with respect to the IGAM Common Stock and the shares of IGAM Common Stock are free from restrictions on transfer (except as required by law) or any options, liens, pledges, security interests, encumbrances or charges of any kind. IGAM has no other equity securities or securities containing equity features authorized, issued or outstanding. Except as identified on Schedule 3.03 hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by IGAM, and there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from IGAM any shares of capital stock or other securities of IGAM. Except as set forth on Schedule 3.03, there are no agreements or other obligations (contingent or otherwise) which may require IGAM to repurchase or otherwise acquire any shares of its capital stock. IGAM does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or a direct or indirect equity or ownership interest in any other entity. IGAM is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of IGAM.

3.04 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate actions, including but not limited to duly and validly authorized action and approval by the Board of Directors, on the part of IGAM. This Agreement constitutes the valid and binding obligation of IGAM enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by IGAM and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of IGAM’s Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which IGAM is a party or bound by.

3.05 Absence of Undisclosed Liabilities. IGAM has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the most recently provided financial statements of IGAM (as required pursuant to Section 5.01(a) hereto) or otherwise disclosed in Schedule 3.05 hereto. Other than the Convertible Debt (as defined in Section 8.01(i)) and NUVO Advances (as defined in Section 8.02(i)), as of the Effective Time, IGAM shall have not have assets or liabilities in excess of $5,000 other than those resulting from the acquisition of NUVO.

3.06 Absence of Changes. Since July 31, 2006, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of IGAM, except for changes resulting from completion of those transactions expressly contemplated herein.

3.07 Tax Matters. All taxes and other assessments and levies which IGAM is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by IGAM in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been filed. There are no liens or taxes upon any assets of IGAM, except taxes not yet due. Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 3.05 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by IGAM income or business prior to the Effective Date.

3.08 Title to Assets. Except for liens set forth on Schedule 3.08 hereto, IGAM is the sole unconditional owner of, with good and marketable title to, all assets listed in the schedules as owned by it and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

3.09 Books and Records. The books of account, minute books, stock record books, and other records of IGAM, complete copies of which have been made available to NUVO, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on IGAM or NUVO.

3.10 Agreements in Force and Effect. Except as set forth in Schedule 3.10, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which IGAM is a party are valid and in full force and effect, and IGAM has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of IGAM.

3.11 Legal Proceedings, Etc. Except as set forth on Schedule 3.11 hereto, there are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of either IGAM or the shareholders thereof, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of IGAM. IGAM has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

3.12 Governmental Regulation. To the knowledge of IGAM and except as set forth on Schedule 3.12, IGAM is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of IGAM.

3.13 Brokers and Finders. IGAM has not agreed to pay any fees or commissions to any party relating to this Agreement and the transactions contemplated hereby.

3.14 Accuracy of Information. No representation or warranty by IGAM contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to NUVO pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and exhibits hereto) contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

3.15 Subsidiaries. Except as listed on Schedule 3.15, IGAM does not have any subsidiaries or own capital stock of any other corporation.

3.16 Consents. As of the Effective Time, with the except of consent expressly required pursuant to the terms hereof, no consent or approval of, or registration, qualification or filing with, any governmental authority or other person is required to be obtained or accomplished by IGAM or any shareholder thereof in connection with the consummation of the transactions contemplated hereby.

3.17 Employees. Except as listed on Schedule 3.17, (i) no IGAM employee or group of employees has any plans to terminate his, her or its employment; (ii) IGAM has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against IGAM nor is IGAM aware of any facts that would give rise to such a claim; and (iv) no employee of IGAM is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of IGAM or NUVO.

3.18 Environmental Matters. None of the operations of IGAM involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local or foreign equivalent.

3.19 Improper Payments. Neither IGAM, nor any person acting on behalf of IGAM has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of IGAM (b) any customer, supplier or competitor of IGAM or employee of such customer, supplier or competitor, for the purpose of obtaining, retaining or directing business for IGAM or (c) any political party or any candidate for elective political office nor has any fund or other asset of IGAM been maintained that was not fully and accurately recorded on the books of account of IGAM.

3.20 Copies of Documents. IGAM has made available for inspection and copying by NUVO and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with the Securities and Exchange Commission (the “SEC”) and all other governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by IGAM with the SEC, and all other governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct, to the best knowledge of the Board of Directors of IGAM, in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of IGAM or adversely affect the objectives of this Agreement with respect to NUVO including, but not limited to, the issuance and subsequent trading of the shares of IGAM Common Stock to be received hereby, subject to compliance by the shareholders of NUVO with applicable law. IGAM has made all necessary filings with the SEC and other governmental agencies.

3.21 Valid Issuance of Securities. The IGAM Shares, and the shares of IGAM Common Stock issuable upon conversion thereof, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.22 Directors, Officers and Controlling Shareholders. No director, officer or controlling shareholder of IGAM has been subject to a criminal proceeding, bankruptcy, SEC or NASD censure in the last five years nor is any such individual under investigation for any of the above.

3.23 Related Party Transactions. Except as otherwise disclosed in its public filings with the SEC, no employee, officer or director of IGAM or member of his or her immediate family is indebted to IGAM, nor is IGAM indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of IGAM is directly or indirectly interested in any material contract with IGAM. No employee, officer or director of IGAM, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of IGAM or other party with which IGAM transacts business.

3.24 Tax-Free Reorganization. Neither IGAM nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

3.25 Full Disclosure. The representations and warranties of IGAM contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which IGAM has knowledge that has not been disclosed to NUVO pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on IGAM or NUVO or materially adversely affect the ability of IGAM to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF
NUVO SOLAR ENERGY, INC.

NUVO hereby represents and warrants to IGAM as follows, as of the date of this Agreement and as of Closing (except as expressly limited):

4.01 Organization, Standing and Power. NUVO is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with all requisite corporate power to own or lease its properties and carry on its business as is now being conducted.

4.02 Qualification. NUVO is duly qualified and licensed as a foreign corporation authorized to do business in each jurisdiction wherein it conducts business operations. Such jurisdictions, which are the only jurisdictions in which NUVO is duly qualified and licensed as a foreign corporation, is shown in Schedule 4.02.

4.03 Capitalization of NUVO. The authorized capital stock of NUVO consists of 10,000,000 shares of Common Stock, par value $.001 per share, of which, as of Closing, up to 5,500,000 shares shall be issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares shall be issued and outstanding. All shares of common stock that are issued as of such date are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive rights with respect to the NUVO Common Stock and the shares of NUVO Common Stock are free from restrictions on transfer or any options, liens, pledges, security interests, encumbrances or charges of any kind. Except as identified on Schedule 4.03, (i) NUVO has no other equity securities or securities containing equity features authorized, issued or outstanding, (ii) there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by NUVO, and (iii) there are no rights, subscriptions, warrants, options, conversion rights or other agreements of any kind outstanding to purchase or otherwise acquire from NUVO any shares of capital stock or other securities of NUVO. There are no agreements or other obligations (contingent or otherwise) which may require NUVO to repurchase or otherwise acquire any shares of its capital stock. NUVO does not own, and is not a party to a contract to acquire, any equity securities or other securities of any entity or direct or indirect equity or ownership interest in any other entity. NUVO is not a party to, and there do not exist any voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of NUVO.

4.04 Authority. The execution and delivery of this Agreement and consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Board of Directors of NUVO and, except for the approval of the shareholders of NUVO, as applicable, this Agreement constitutes the valid and binding obligation of NUVO, enforceable against it in accordance with its terms, subject to the principles of equity applicable to the availability of the remedy of specific performance. This Agreement has been duly executed by NUVO and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any breach of any terms or provisions of NUVO’s Articles of Incorporation or Bylaws or of any other agreement, court order or instrument to which NUVO is a party or bound.

4.05 Absence of Undisclosed Liabilities. NUVO has no material liabilities of any nature, whether fixed, absolute, contingent or accrued, which were not reflected on the most recently provided financial statements of NUVO provided pursuant to Section 5.02(a) hereto or otherwise disclosed in Schedule 4.05 hereto.

4.06 Absence of Changes. Since inception, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, earnings or business of NUVO except for changes pursuant to the terms of this Agreement and the transactions contemplated hereby.

4.07 Tax Matters. All taxes and other assessments and levies which NUVO is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper government authorities or are held by NUVO in separate bank accounts for such payment or are represented by depository receipts, and all such withholdings and collections and all other payments due in connection therewith (including, without limitation, employment taxes, both the employee’s and employer’s share) have been paid over to the government or placed in a separate and segregated bank account for such purpose. There are no known deficiencies in income taxes for any periods and all returns, declarations, reports, estimates and statements required have been timely filed. There are no liens or taxes upon any assets of NUVO, except taxes not yet due. Further, the representations and warranties as to absence of undisclosed liabilities contained in Section 4.05 includes any and all tax liabilities of whatsoever kind or nature (including, without limitation, all federal, state, local and foreign income, profit, franchise, sales, use and property taxes) due or to become due, incurred in respect of or measured by NUVO income or business prior to the Effective Time.

4.08 Title to Assets. Except for liens set forth on Schedule 4.08, NUVO is the sole and unconditional owner of, with good and marketable title to, all the assets and patents listed in the schedules as owned by them and all other property and assets are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever.

4.09 Books and Records. The books of account, minute books, stock record books, and other records of NUVO, complete copies of which have been made available to IGAM, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material effect on IGAM or NUVO.

4.10 Agreements in Force and Effect. Except as set forth on Schedule 4.10, all material contracts, agreements, plans, promissory notes, mortgages, leases, policies, licenses, franchises or similar instruments to which NUVO is a party are valid and in full force and effect on the date hereof, and NUVO has not breached any material provision of, and is not in default in any material respect under the terms of, any such contract, agreement, plan, promissory note, mortgage, lease, policy, license, franchise or similar instrument which breach or default would have a material adverse effect upon the business, operations or financial condition of NUVO.

4.11 Legal Proceedings, Etc. There are no civil, criminal, administrative, arbitration or other such proceedings or investigations pending or, to the knowledge of NUVO, threatened, in which, individually or in the aggregate, an adverse determination would materially and adversely affect the assets, properties, business or income of NUVO. NUVO has substantially complied with, and is not in default in any material respect under, any laws, ordinances, requirements, regulations or orders applicable to its businesses.

4.12 Governmental Regulation. To the knowledge of NUVO, NUVO is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality which violation or default could have a material adverse effect upon the business, operations or financial condition of NUVO.

4.13 Broker and Finders. NUVO has not agreed to pay any fees or commissions to any party relating to this Agreement and the transactions contemplated hereby.

4.14 Accuracy of Information. No representation or warranty by NUVO contained in this Agreement and no statement contained in any certificate or other instrument delivered or to be delivered to IGAM pursuant hereto or in connection with the transactions contemplated hereby (including without limitation all Schedules and Exhibits hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

4.15 Subsidiaries. NUVO does not have any subsidiaries or own capital stock representing ten percent (10%) or more of the issued and outstanding stock of any other corporation.

4.16 Consents. At the Effective Time, except with respect to consents expressly required pursuant to the terms hereof, no consent or approval of, or registration, qualification or filing with, any other governmental authority or other person is required to be obtained or accomplished by NUVO or any shareholder thereof, in connection with the consummation of the transactions contemplated hereby.

4.17 Employees. (i) No NUVO employee or group of employees has any plans to terminate his, her or its employment; (ii) NUVO has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against NUVO nor is NUVO aware of any facts that would give rise to such a claim; and (iv) no employee of NUVO is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of IGAM or NUVO.

4.18 Improper Payments. No person acting on behalf of NUVO has made any payment or otherwise transmitted anything of value, directly or indirectly, to (a) any official or any government or agency or political subdivision thereof for the purpose of influencing any decision affecting the business of NUVO , or (b) any political party or any candidate for elective political office, nor has any fund or other asset of NUVO been maintained that was not fully and accurately recorded on the books of account of NUVO.

4.19 Copies of Documents. NUVO has made available for inspection and copying by IGAM and its duly authorized representatives, and will continue to do so at all times, true and correct copies of all documents which it has filed with any governmental agencies which are material to the terms and conditions contained in this Agreement. Furthermore, all filings by NUVO with governmental agencies, including but not limited to the Internal Revenue Service, have contained information which is true and correct in all material respects and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein not misleading or which could have any material adverse effect upon the financial condition or operations of NUVO or adversely affect the objectives of this Agreement.

4.20 Investment Intent of Shareholders. To the knowledge of NUVO, the shares of IGAM being acquired by each respective NUVO shareholder pursuant to this Agreement for his or her own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act and are “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.

4.21 Directors, Officers and Controlling Shareholders. No director, officer and controlling shareholder of NUVO has been subject to a criminal proceeding, bankruptcy, SEC or NASD censure in the last five years nor is any such individual under investigation for any of the above.

4.22 Related Party Transactions. Except as identified on Schedule 4.22, no employee, officer or director of NUVO or member of his or her immediate family is indebted to NUVO, nor is NUVO indebted (or committed to make loans or extend or guarantee credit) to any of them. No member of the immediate family of any officer or director of NUVO is directly or indirectly interested in any material contract with NUVO. No employee, officer or director of NUVO, or member of the immediately family of any such employee, officer or director, has any direct or indirect interest in a competitor, supplier or customer of NUVO or other party with which NUVO transacts business.

4.23 Tax-Free Reorganization. Neither NUVO nor any of its officers and directors has through the date of this Agreement taken or agreed to take any action that would prevent the Exchange contemplated herein from qualifying as a reorganization under Section 368(a) of the Code.

4.24 Full Disclosure. The representations and warranties of NUVO contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact of which NUVO has knowledge that has not been disclosed to IGAM pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a material adverse effect on IGAM or NUVO or materially adversely affect the ability of NUVO to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 5
DELIVERABLES PRIOR TO CLOSING

5.01 IGAM Deliverables. IGAM shall provide NUVO, before Closing, the following:

(a) Financial Statements. Audited financial statements of IGAM including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended July 31, 2006 and 2005 and unaudited financial statements for the fiscal quarters ended October 31, 2006, January 31, 2007, and each other fiscal year or quarter completed prior to Closing for which such statements shall have been prepared, and all of such statements shall have been prepared in accordance with generally accepted accounting principles and which fairly present the financial condition of IGAM at the dates thereof.

(b) Property. An accurate list and description of all property, real or personal, owned by IGAM of a value equal to or greater than $1,000.00.

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of IGAM and all debts, liabilities and obligations of IGAM incurred or owing as of the date of this Agreement, such aggregate amount not to exceed $5,000 exclusive of the Convertible Debt (as defined in Section 8.01(i)) and NUVO Advances (as defined in Section 8.02(i)).

(d) Leases and Contracts. A complete and accurate list describing all material terms of each lease (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which IGAM is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by IGAM (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended July 31, 2005 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(e) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder.

(f) Corporate Records. Complete and accurate copies of (i) the Articles of Incorporation, (ii) Bylaws and (iii) all minute books, stock record books and other records of IGAM together with all amendments thereto to the date hereof.

(g) Shareholders. A complete list of all persons or entities of record holding capital stock of IGAM (as certified by IGAM’s transfer agent) or any rights to subscribe for, acquire, or receive shares of the capital stock of IGAM (whether warrants, calls, options, or conversion rights) and the material terms of such capital stock or such rights, including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

(h) Officers and Directors. A complete and current list of all officers and directors of IGAM.

(i) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate for each present employee of IGAM who received $1,000.00 or more in aggregate compensation from IGAM whether in salary, bonus or otherwise, during the fiscal years ended July 31, 2006 and 2005, or who is presently scheduled to receive compensation from IGAM whether in a salary, bonus or otherwise in excess of $1,000.00 during the year ending July 31, 2007, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments. All such employees are “at will” employees of IGAM.

(j) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of IGAM threatened, which may materially and adversely affect IGAM.

(k) Tax Returns. Accurate copies of all Federal, State and local tax returns for IGAM for the fiscal years ending July 31, 2006, 2005 and 2004.

(l) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by IGAM under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local) during the last fiscal year.

(m) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which IGAM has an account or safe deposit box, and (2) the names and addresses of all signatories.

(n) Jurisdictions Where Qualified. A list of all jurisdictions wherein IGAM or any of its Subsidiaries (as defined below) are qualified to do business and is in good standing.

(o) Subsidiaries. A complete list of all subsidiaries of IGAM. The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which IGAM has an interest, direct or indirect.

(p) Union Matters. An accurate list and description (in all material respects) of all union contracts and collective bargaining agreements of IGAM, if any.

(q) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which IGAM may have, other than those listed in the schedule on Union Matters.

(r) Employee Benefit Plans. Complete and accurate copies of all salary, stock options, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of IGAM in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(s) Insurance Policies. A complete and accurate list (in all material respects) and a description of all material insurance policies naming IGAM as an insured or beneficiary or as a loss payable payee or for which IGAM has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by IGAM regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming IGAM as beneficiary covering the business activities of IGAM.

(t) Customers. A complete and accurate list (in all material respects) of the customers of IGAM, including presently effective contracts of IGAM or to be assigned to IGAM, accounting for the principal revenues of IGAM, indicating the dollar amounts of gross income of each such customer for the fiscal years ending July 31, 2006 and 2005 and the nine months ended May 31, 2007.

(u) Licenses and Permits. A complete list of all licenses, permits and other authorizations of IGAM.

5.02 NUVO Deliverables. NUVO shall provide IGAM, before Closing, the following:

(a) Financial Statements. Audited financial statements of NUVO including, but not limited to, balance sheets and profit and loss statements from the fiscal years ended December 31, 2006 and 2005 and unaudited financial statements for the fiscal quarter ended March 31, 2007, all of which shall have been prepared in accordance with generally accepted accounting principles, and which fairly present the financial condition of NUVO at the dates thereof.

(b) Property. An accurate list and description of all property, real or personal owned by NUVO of a value equal to or greater than $1,000.00.

(c) Liens and Liabilities. A complete and accurate list of all material liens, encumbrances, easements, security interests or similar interests in or on any of the assets of NUVO and of all debts, liabilities and obligations of NUVO incurred or owing as of the date of this Agreement.

(d) Leases and Contracts. A complete and accurate list describing all material terms of material leases (whether of real or personal property) and each contract, promissory note, mortgage, license, franchise, or other written agreement to which NUVO is a party which involves or can reasonably be expected to involve aggregate future payments or receipts by NUVO (whether by the terms of such lease, contract, promissory note, license, franchise or other written agreement or as a result of a guarantee of the payment of or indemnity against the failure to pay same) of $1,000.00 or more annually during the twelve-month period ended December 31, 2006 or any consecutive twelve-month period thereafter, except any of said instruments which terminate or are cancelable without penalty during such twelve-month period.

(e) Loan Agreements. Complete and accurate copies of all loan agreements and other documents with respect to obligations of NUVO for the repayment of borrowed money.

(f) Consents Required. A complete list of all agreements wherein consent to the transaction herein contemplated is required to avoid a default thereunder; or where notice of such transaction is required at or subsequent to Closing, or where consent to an acquisition, consolidation, or sale of all or substantially all of the assets is required to avoid a default thereunder.

(g) Articles and Bylaws. Complete and accurate copies of the Articles of Incorporation and Bylaws of NUVO, together with all amendments thereto to the date hereof.

(h) Shareholders. A complete list of all persons or entities of record holding capital stock of NUVO or any rights to subscribe for, acquire, or receive shares of the capital stock of NUVO (whether warrants, calls, options, or conversion rights), and the material terms of such capital stock or such rights, including copies of all stock option plans whether qualified or nonqualified, and other similar agreements.

(i) Officers and Directors. A complete and current list of all officers and directors of NUVO.

(j) Salary Schedule. A complete and accurate list (in all material respects) of the names and the current salary rate or each present employee of NUVO who received $1,000 or more in aggregate compensation from NUVO whether in salary, bonus or otherwise, during the year 2006, or who is presently scheduled to receive from NUVO a salary in excess of $1,000.00 during the year ending December 31, 2006, including in each case the amount of compensation received or scheduled to be received, and a schedule of the hourly rates of all other employees listed according to departments.

(k) Litigation. A complete and accurate list (in all material respects) of all material civil, criminal, administrative, arbitration or other such proceedings or investigations (including without limitations unfair labor practice matters, labor organization activities, environmental matters and civil rights violations) pending or, to the knowledge of NUVO threatened, which may materially and adversely affect NUVO.

(l) Tax Returns. Accurate copies of all Federal and State tax returns for NUVO, if any.

(m) Agency Reports. Copies of all material reports or filings (and a list of the categories of reports or filings made on a regular basis) made by NUVO under ERISA, EEOC, FDA and all other governmental agencies (federal, state or local).

(n) Banks. A true and complete list (in all material respects), as of the date of this Agreement, showing (1) the name of each bank in which NUVO has an account or safe deposit box, and (2) the names and addresses of all signatories.

(o) Jurisdictions Where Qualified. A list of all jurisdictions wherein NUVO or any of its Subsidiaries (as defined below) is qualified to do business and is in good standing.

(p) Subsidiaries. A complete list of all subsidiaries of NUVO. The term “Subsidiary” or “Subsidiaries” shall include corporations, unincorporated associations, partnerships, joint ventures, or similar entities in which NUVO has an interest, direct or indirect.

(q) Union Matters. An accurate list and description (in all material respects of union contracts and collective bargaining agreements of NUVO, if any.

(r) Employee and Consultant Contracts. A complete and accurate list of all employee and consultant contracts which NUVO has.

(s) Employee Benefit Plans. Complete and accurate copies of all salary, stock option, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, disability, death benefit or other benefit plans, trust agreements or arrangements of NUVO in effect on the date hereof or to become effective after the date thereof, together with copies of any determination letters issued by the Internal Revenue Service with respect thereto.

(t) Insurance Policies. A complete and accurate list (in all material respects) and description of all material insurance policies naming NUVO as an insured or beneficiary or as a loss payable payee or for which NUVO has paid all or part of the premium in force on the date hereof, specifying any notice or other information possessed by NUVO regarding possible claims thereunder, cancellation thereof or premium increases thereon, including any policies now in effect naming NUVO as beneficiary covering the business activities of NUVO.

(u) Customers. A complete and accurate list (in all material respects) of the customers of NUVO, including all presently effective contracts of NUVO to be assigned to NUVO, accounting for the principal revenues of NUVO, indicating the dollar amounts of gross revenues of each such customer for the period ended as of a recent date.

(v) Licenses and Permits. A complete list of all licenses, permits and other authorizations of NUVO.

ARTICLE 6
CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME OF THE ACQUISITION

6.01 Conduct and Transactions of IGAM. During the period from the date hereof to the Effective Date, IGAM shall:

(a) Except as otherwise expressly required pursuant to the terms of this Agreement or the transactions contemplated herein, conduct its operations in the ordinary course of business, including but not limited to, paying all obligations as they mature, complying with all applicable tax laws, filing all tax returns required to be filed and paying all taxes due;

(b) Maintain its records and books of account in a manner that fairly and correctly reflects its income, expenses, assets and liabilities.

IGAM shall not during such period, except in the ordinary course of business or as otherwise expressly contemplated by this Agreement, without the prior written consent of NUVO:

(c) Sell, dispose of or encumber any of its properties or assets;

(d) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(e) Issue, reissue or sell, or issue capital stock of IGAM or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(f) Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(g) Pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(h) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(i) Make any material change in its insurance coverage;

(j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(k) Enter into any agreement or make any commitment to any labor union or organization;

(l) Make any capital expenditures.

6.02 Conduct and Transactions of NUVO. During the period from the date hereof to Effective Date, NUVO shall:

(a) Obtain an investment letter from each shareholder of NUVO in a form substantially like that attached hereto as Exhibit B.

(b) Except as otherwise expressly required pursuant to the terms of this Agreement or the transactions contemplated herein, conduct the operations of NUVO in the ordinary course of business.

NUVO shall not during such period, except in the ordinary course of business or otherwise expressly contemplated by this Agreement, without the prior written consent of IGAM:

(c) Enter negotiations, sell, dispose of or encumber any of the properties or assets of NUVO;

(d) Declare or pay any dividends on shares of its capital stock or make any other distribution of assets to the holders thereof;

(e) Issue, reissue or sell, or issue capital stock of NUVO or options or rights to subscribe to, or enter into any contract or commitment to issue, reissue or sell, any shares of its capital stock or acquire or agree to acquire any shares of its capital stock;

(f) Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

(g) Except as otherwise contemplated and required by this Agreement, pay or incur any obligation or liability, direct or contingent, of more than $1,000;

(h) Incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other party, or make loans or advances to any other party;

(i) Make any material change in its insurance coverage;

(j) Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees; except in accordance with existing employment contracts;

(k) Enter into any agreement or make any commitment to any labor union or organization;

(l) Make any material capital expenditures in excess of $1,000.00.

(m) Allow any of the foregoing actions to be taken by any subsidiary of NUVO.

ARTICLE 7
RIGHTS OF INSPECTION

7.01 Due Diligence; Access to Information; Confidentiality.

(a) Between the date hereof and the Closing Date, IGAM and NUVO shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives (hereinafter collectively referred to as “Representatives”), all books, papers, and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (including, without limitation, legal research memoranda), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records (collectively referred to herein as “Evaluation Material”) relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its Representatives shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b) IGAM and NUVO agree that each such party will not use the Evaluation Material for any purpose other than in connection with the transactions contemplated hereunder. Each agrees not to disclose or allow disclosure to others of any Evaluation Material, except to such party’s affiliates or Representatives, in each case, to the extent necessary to permit such affiliate or Representative to assist such party in connection with the transactions contemplated hereunder. Each agrees that it will, within ten (10) days of the other party’s request, re-deliver to such party all copies of that party’s Evaluation Material in its possession or that of its affiliates or Representatives if the Exchange contemplated by this Agreement does not close as contemplated herein.

(c) In the event any party or anyone to whom Evaluation Material has been transmitted in accordance with the terms herein is requested in connection with any proceeding to disclose any Evaluation Material, such party will give the other party prompt notice of such request so that the other party may seek an appropriate protective order or other remedy or waive compliance with this Agreement, and such party will cooperate with the other party to obtain such protective order. In the event such protective order is not obtained, the other party waives compliance with the relevant provisions of this Section, such party (or such person to whom such request is directed) will furnish only that portion of the Evaluation Material which is required to be disclosed.

(d) Notwithstanding any of the foregoing, if prior to Closing, for any reason, the transactions contemplated by this Agreement are not consummated, neither IGAM nor NUVO nor any of their Representatives shall disclose to third parties or otherwise use any Evaluation Material or other confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

(i)	is or becomes generally available to the public other than as a result of a disclosure by such party, its affiliates or Representatives;

(ii)	was available to such party on a non-confidential basis prior to its disclosure;

(iii)	becomes available to such party on a non-confidential basis from a source other than the other party or its agents, advisors or Representatives;

(iv)	developed by such party independently of any disclosure by the other party; or

(v)	is disclosed in compliance with Section 7.01(c).

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

7.02 IGAM and NUVO each agree that money damages would not be sufficient to remedy any breach by the other party of this Section, and that, in addition to all other remedies, each party against which a breach of this Section has been committed shall be entitled to specific performance and injunctive or other equitable relief as a remedy of such breach.

ARTICLE 8
ADDITIONAL CONDITIONS TO CLOSING

8.01 Additional Conditions to Obligations of NUVO. The obligation of NUVO to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by NUVO.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by IGAM, which in the opinion of NUVO, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of IGAM set forth in Article 3 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. IGAM shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing, including without limitation the filing of the Certificate of Designation with the Secretary of State of the State of Nevada, and IGAM shall have complied in all material respects with the course of conduct required by this Agreement.

(c) Corporate Action. IGAM shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to counsel for NUVO that IGAM has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Execution of this Agreement by the Shareholders of NUVO and any consents necessary for or approval of any party listed on any Schedule delivered by IGAM whose consent or approval is required pursuant thereto shall have been obtained.

(e) Statutory Requirements. All statutory requirements for the valid consummation by IGAM of the transactions contemplated by this Agreement shall have been fulfilled.

(f) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by IGAM for consummation of the transactions contemplated by this Agreement shall have been obtained.

(g) Filing of Certificate of Designation. IGAM shall file a Certificate of Designation, in the form attached hereto as Exhibit C (the “Certificate of Designation”), with the Secretary of State of the State of Nevada setting forth the terms and conditions of the Series A Convertible Preferred Stock..

(h) Spin-off of Operating Subsidiary. IGAM shall consolidate its operating assets into one or more operating subsidiaries (collectively, the “Operating Subsidiary”) and shall spin-off the Operating Subsidiary to its stockholders of record on a pro-rata basis as of a record date to be determined by IGAM in its sole discretion, in a transaction which shall be, to the extent possible, tax free to such stockholders and shall cause to have filed a registration statement on Form 10 or SB-2 for the Operating Subsidiary.

(i) Liabilities. Immediately prior to the Effective Time, IGAM shall not have aggregate liabilities in excess of $5,000, exclusive of (i) no more than $385,000 (plus accrued interest thereon) in convertible debt (the “Convertible Debt”) as set forth in Schedule 8.01(i), such Convertible Debt convertible into IGAM Common Stock at a conversion price equal to 75% of the lowest closing price of the IGAM Common Stock (as reported by Bloomberg, LP) over the 20 trading days immediately prior to the date of conversion, and (ii) no more than the amount equal to $600,000 less the NUVO Advances (as defined in Section 8.02(i)).

(j) Changes in Management. At or around the Effective Time, all officers of IGAM shall resign their positions and NUVO shall designate and appoint new officers. The officers of NUVO and the board of directors of each IGAM and NUVO shall continue to serve in their positions as directors of their respective parties immediately following the Effective Time as they were immediately prior to the Effective Time

(k) Dissenters’ Rights. Holders of no more than two percent (2%) of the issued and outstanding shares of NUVO common stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Title 7, Article 113 of the Colorado Statutes.

(l) Market Condition. Up to and including the Closing Date, IGAM shall have maintained its listing on the OTC Bulletin Board, without any trading and quotation halts or other notices of deficiency received by or imposed against IGAM.

(m) Changes in Financial Condition of IGAM. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of IGAM, except expenditures in furtherance of this Agreement.

(n) Absence of Pending Litigation. IGAM is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(o) Authorization for Issuance of Stock. NUVO shall have received in form and substance satisfactory to counsel for NUVO a letter instructing and authorizing the Registrar and Transfer Agent for IGAM to issue stock certificates representing ownership of IGAM Shares to the Shareholders in accordance with the terms of this Agreement and a letter from said Registrar and Transfer Agent acknowledging receipt of the letter of instruction and stating to the effect that the Registrar and Transfer Agent holds adequate supplies of stock certificates necessary to comply with the letter of instruction and the terms and conditions of this Agreement.

(p) Books and records. IGAM shall delivery to NUVO all books and records of IGAM.

(q) Officer’s Certificate. IGAM shall have delivered to NUVO a certificate of IGAM’s Chief Executive Officer, dated as of the Closing Date, in which such officer certifies that, to the best of his knowledge, the conditions set forth in this Section 8.01 have been fulfilled and satisfied.

8.02 Additional Conditions to Obligations of IGAM. The obligation of IGAM to perform this Agreement is subject to the satisfaction of the following conditions on or before the Closing unless waived in writing by IGAM.

(a) Representations and Warranties. There shall be no information disclosed in the schedules delivered by NUVO, which in the opinion of IGAM, would materially adversely affect the proposed transaction and intent of the parties as set forth in this Agreement. The representations and warranties of NUVO set forth in Article 4 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except as otherwise permitted by this Agreement.

(b) Performance of Obligations. NUVO shall have in all material respects performed all agreements required to be performed by it under this Agreement and shall have performed in all material respects any actions contemplated by this Agreement prior to or on the Closing and NUVO shall have complied in all respects with the course of conduct required by this Agreement.

(c) Corporate Action. NUVO shall have furnished minutes, certified copies of corporate resolutions and/or other documentary evidence satisfactory to Counsel for IGAM that NUVO has submitted with this Agreement and any other documents required hereby to such parties for approval as provided by applicable law.

(d) Consents. Any consents necessary for or approval of any party listed on any Schedule delivered by NUVO, whose consent or approval is required pursuant thereto, shall have been obtained.

(e) Financial Statements. IGAM shall have been furnished with an Audited (in the case of the fiscal year periods) and unaudited (for the quarterly period) financial statements of NUVO including, but not limited to, balance sheets, income statements, statements of stockholders’ equity and statements of cash flows as at and for the fiscal year ended December 31, 2006, prepared in accordance with generally accepted accounting principles, consistently applied, and which fairly present the financial condition and results of operations of NUVO at the dates thereof and for the periods presented.

(f) Statutory Requirements. All statutory requirements for the valid consummation by NUVO of the transactions contemplated by this Agreement shall have been fulfilled.

(g) Governmental Approval. All authorizations, consents, approvals, permits and orders of all federal and state governmental agencies required to be obtained by NUVO for consummation of the transactions contemplated by this Agreement shall have been obtained.

(h) Dissenters’ Rights. Holders of no more than two percent (2%) of the issued and outstanding shares of NUVO common stock shall have validly exercised, or remained entitled to exercise, their appraisal rights under Title 7, Article 113 of the Colorado Statutes.

(i) NUVO Advances. From time to time prior to the Effective Date, NUVO shall advance to IGAM up to an aggregate of $300,000, at times and in amounts agreed to by NUVO and IGAM, to be used for general working capital and in the satisfaction of certain debts and liabilities.

(j) Fairness Opinion. If NUVO and IGAM believe necessary, IGAM shall obtain prior to the Effective Date an opinion of a qualified investment banking firm dated as of the date of each of the approval of this Agreement and the spin-off transaction by the board of directors of IGAM to the effect that each such transaction is fair to the IGAM stockholders from a financial point of view, and has provided a copy of such opinion to NUVO.

(k) Employment Agreements. Existing NUVO employment agreements will have been delivered to counsel for IGAM.

(l) Changes in Financial Condition of NUVO. There shall not have occurred any material adverse change in the financial condition or in the operations of the business of NUVO, except expenditures in furtherance of this Agreement.

(m) Absence of Pending Litigation. NUVO is not engaged in or threatened with any suit, action, or legal, administrative or other proceedings or governmental investigations pertaining to this Agreement or the consummation of the transactions contemplated hereunder.

(n) Shareholder Approval. The NUVO shareholders shall have approved this Agreement and Plan of Reorganization.

(o) Officer’s Certificate. NUVO shall have delivered to IGAM a certificate of NUVO’s Chief Executive Officer, dated as of the Closing Date, in which such officer certifies that, to the best of his knowledge, the conditions set forth in this Section 8.02 have been fulfilled and satisfied.

ARTICLE 9
MATTERS SUBSEQUENT TO CLOSING

9.01 Shareholder Approval. Within a reasonably practicable time after the Effective Time, IGAM shall use its best efforts to obtain the approval of its shareholders to amend its Articles of Incorporation to (i) increase the number of shares of IGAM Common Stock authorized for issuance to at least a number sufficient to permit the automatic conversion of the IGAM Preferred Stock and (ii) change its name to Nuvo Solar Energy, Inc. (the “Shareholder Approval”) pursuant to the requirements of Section 1.02 and the Certificate of Designation.

9.02 Issuance of Additional Shares of IGAM Common Stock. The parties hereby acknowledge and agree that a number of shares of IGAM Common Stock equal to 5% of the number of shares of IGAM Common Stock issued and outstanding immediately after the Effective Time, on a fully diluted basis (including the conversion of the IGAM Preferred Stock), shall be issuable for the use and retention of key employees and consultants of IGAM after the Effective Date, from time to time, at the sole discretion of the management existing after the Effective Date.

9.03 Covenant of Further Assurance. The parties covenant and agree that they shall, from time to time, execute and deliver or cause to be executed and delivered all such further instruments of conveyance, transfer, assignments, receipts and other instruments, and shall take or cause to be taken such further or other actions as the other party or parties to this Agreement may reasonably deem necessary in order to carry out the purposes and intent of this Agreement.

ARTICLE 10
NATURE OF REPRESENTATIONS

10.01 All statements contained in any written certificate, schedule, exhibit or other written instrument delivered by IGAM or NUVO pursuant hereto, or otherwise adopted by IGAM, by its written approval, or by NUVO by its written approval, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by IGAM or NUVO as the case may be. All representations, warranties and agreements made by either party shall survive for the period of the applicable statute of limitations.

ARTICLE 11
TERMINATION OF AGREEMENT AND
ABANDONMENT OF REORGANIZATION

11.01 Termination. Anything herein to the contrary notwithstanding, this Agreement and any agreement executed as required hereunder and the acquisition contemplated hereby may be terminated at any time before the Closing as follows:

(a) By mutual written consent of the Boards of Directors of IGAM and NUVO.

(b) By the Board of Directors of IGAM if any of the conditions set forth in Section 8.02 shall not have been satisfied by the Closing Date.

(c) By the Board of Directors of NUVO if any of the conditions set forth in Section 8.01 shall not have been satisfied by the Closing Date.

(d) By either of the Boards of Directors of IGAM or NUVO if the Closing Date is not on or before July 31, 2007, or such later date as IGAM and NUVO may mutually agree (except that a party seeking to terminate this Agreement pursuant to this clause may not do so if the failure to consummate the Exchange contemplated by this Agreement by such date shall be due to the action or failure to act of the party seeking to terminate the Agreement in breach of such party’s obligations under this Agreement).

11.02 Termination of Obligations and Waiver of Conditions; Payment of Expenses. In the event this Agreement and the acquisition are terminated and abandoned pursuant to this Article 11 hereof, this Agreement shall become void and of no force and effect and there shall be no liability on the part of any of the parties hereto, or their respective directors, officers, shareholders or controlling persons to each other. For the costs and expenses incident to its negotiation and preparation of this Agreement and any of the documents evidencing the transactions contemplated hereby, including fees, expenses and disbursements of counsel, IGAM shareholders shall bear the expenses incurred by IGAM, and NUVO shareholders shall bear the expenses incurred by NUVO.

ARTICLE 12
EXCHANGE OF SHARES

12.01 Exchange of Shares. At the Effective Time, IGAM shall issue a letter to the transfer agent of IGAM with a copy of the resolution of the Board of Directors of IGAM authorizing and directing the issuance of IGAM shares as set forth on Exhibit A to this Agreement.

12.02 Restrictions on Shares Issued to NUVO. Due to the fact that NUVO will receive shares of IGAM Shares in connection with the acquisition which have not been registered under the 1933 Act by virtue of the exemption provided in Section 4(2) of such Act, those shares of IGAM will contain the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Corporation that such registration is not required.

ARTICLE 13
MISCELLANEOUS

13.01 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws that would defer to the substantive laws of another jurisdiction..

13.02 Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided that, NUVO shall reimburse IGAM for reasonable expenses of IGAM relating to the preparation of a fairness opinion, should the parties determine such an opinion necessary.

13.03 Notices. All notices necessary or appropriate under this Agreement shall be effective when personally delivered or deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and addressed to the parties last known address which addresses are currently as follows:

If to “IGAM” Interactive Games, Inc. 319 Clematis Street, Suite 703 West Palm Beach, Florida 33401	If to “NUVO” Nuvo Solar Energy, Inc. 7315 East Peakview Avenue Centennial, Colorado 80111
With copies to:	With copies to: William M. Mower, Esq. Maslon Edelman Borman & Brand, LLP 90 South Seventh Street, Suite 3300 Minneapolis, MN 55402 Facsimile: (612) 672-8200
13.04 Amendment and Waiver. The parties hereby may, by mutual agreement in writing signed by or on behalf of each party, amend this Agreement in any respect. Any term or provision of this Agreement may be waived in writing signed by an authorized officer at any time by the party against which such waiver is to be charged, such waiver right shall include, but not be limited to, the right of either party to:

(a) Extend the time for the performance of any of the obligations of the other;

(b) Waive any inaccuracies in representations by the other contained in this Agreement or in any document delivered pursuant hereto;

(c) Waive compliance by the other with any of the covenants contained in this Agreement, and performance of any obligations by the other; and

(d) Waive the fulfillment of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement.

Any writing on the part of a party relating to such amendment, extension or waiver as provided in this Section 13.04 shall be valid if authorized or ratified by the Board of Directors of such party.

13.05 Remedies not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by IGAM or NUVO shall not constitute a waiver of the right to pursue other available remedies.

13.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.07 Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective successors and assigns of IGAM and NUVO and its shareholders.

13.08 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto, represent the entire agreement of the undersigned regarding the subject matter hereof, and supersedes all prior written or oral understandings or agreements between the parties.

13.09 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

Executed as of the date first written above.

Interactive Games, Inc. By: /S/ BARRY S. HOLLANDER Barry Hollander, Chief Financial Officer	Nuvo Solar Energy, Inc. By: /S/ HENRY FONG Henry Fong, President